SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

March 13, 2019

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 13, 2019, the Company withdrew the application to FINRA to effect a 1 for 4 reverse stock split of the Company’s common stock.

The Board is currently of the opinion that the development of the operating company, Global Elections Services, no longer necessitates a reverse split. The Company continues to renegotiate its outstanding convertible notes.

The Board intends to hold a new shareholder meeting within the next 60 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  March 14, 2019